Exhibit 5.1

Warner & Associates, pllc
A Professional Limited Liability Company
Attorneys at Law
550 Westcott street, Suite 415
Houston, TX  77007-5195

Telephone	Facsimile
(713) 807-1007	(713) 422-2309

December 27, 2012

ERHC Energy Inc.
5444 Westheimer Road, Suite 1440
Houston, Texas 77056

Re:	Registration Statement on Form S-3; File No. 333-168012

Ladies and Gentlemen:

We have been engaged as special counsel to ERHC Energy Inc., a Colorado corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 246,486,284 aggregate shares (the “Shares”) of common stock, par value $.0001 per share of the Company (the “Common Stock”), issuable upon the exercise of non-transferable subscription rights distributed at no charge to holders of the Common Stock at the record date pursuant to a rights offering (the “Rights Offering”).  The Shares are being offered and sold under the Company’s Registration Statement on Form S-3, Registration No. 333-168012, originally filed by the Company with the  Securities and Exchange Commission (“SEC”) on July 7, 2010 (and amended on each of August 11, 2010 and August 23, 2010) and declared effective by the SEC on August 31, 2010 (the “Shelf Registration Statement”).

In connection with the opinion expressed herein, we have examined:

(i)        the Shelf Registration Statement;

(ii)      the base Prospectus contained in the Shelf Registration Statement (the “Prospectus”), in the form filed on October 6, 2010 with the SEC under Rule 424(b) promulgated under the Securities Act;

(iii)      the Prospectus Supplement contained in the Shelf Registration Statement relating to the specifics of the Rights Offering (the “Prospectus Supplement”), in the form filed on December 27, 2012 with the SEC under Rule 424(b) promulgated under the Securities Act;

ERHC Energy Inc.
December 27, 2012

(iv)     the form of the Shareholder Subscription Rights Agreement accompanying the Prospectus Supplement (the “Rights Agreement”); and

(v)      the records of corporate proceedings of the Company that have occurred prior to the date hereof with respect to each of the Shelf Registration Statement, the Prospectus, the Prospectus Supplement, the Rights Offering (and the related agreements, instruments and documents to which the Company is a party).

Subject to the assumptions set forth below, we have also examined originals or copies of such other records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In connection with this opinion, we have assumed: (i) the authenticity of the originals of the documents submitted to us; (ii) the conformity to authentic originals of any documents submitted to us as copies; (iii) as to matters of fact, the truthfulness of the representations and statements made or otherwise incorporated in the Shelf Registration Statement, the Prospectus, the Prospectus Supplement and the Rights Agreement, and representations and statements made in certificates of public officials and officers or other representatives of the Company; (iv) that the Rights Agreement constitutes the valid, binding and enforceable obligations of each party thereto (other than the Company); and (v) the effectiveness of the Registration Statement and the Prospectus Supplement, and any amendments thereto (including post-effective amendments) shall not have been terminated or rescinded.  We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that the shares of Common Stock to be issued pursuant to the subscription rights contemplated in the Prospectus Supplement have been duly authorized by the Company and, when issued and delivered against payment therefore upon due exercise of the subscription rights as contemplated in the Prospectus Supplement, such shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the Colorado Business Corporation Act (including all applicable provisions of the constitution of such jurisdiction and reported judicial decisions interpreting such laws), and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein.  The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

ERHC Energy Inc.
December 27, 2012

We consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Company’s Current Report on Form 8-K, dated December 27, 2012, which is incorporated by reference in the Prospectus Supplement to the Shelf Registration Statement.  We also consent to the reference of our firm under the caption “Experts” in the Prospectus Supplement, and in each case in any amendment or supplement thereto.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the SEC promulgated thereunder, nor do we admit that we are experts with respect to any part of the Shelf Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related rules and regulations of the SEC promulgated thereunder.

Respectfully submitted

WARNER & ASSOCIATES PLLC

By: /S/
T. Deon Warner, partner